Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm

May 10, 2017

The Board of Directors
PrivateBancorp, Inc.

We are aware of the incorporation by reference in the following Registration Statements of PrivateBancorp, Inc. (the “Company”) of our report dated May 10, 2017, relating to the unaudited consolidated financial statements of the Company that are included in its Form 10-Q for the three-month period ended March 31, 2017:

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Registration Statement (Form S-8 No. 333-197918) pertaining to the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan, PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Incentive Compensation Plan, PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and PrivateBancorp, Inc. Deferred Compensation Plan;

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Registration Statement (Form S-8 No. 333-174840) pertaining to the PrivateBancorp, Inc. 2011 Incentive Compensation Plan, PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Incentive Compensation Plan, PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and PrivateBancorp, Inc. Deferred Compensation Plan;

•	Registration Statement (Form S-8 No. 333-166070) pertaining to the PrivateBancorp, Inc. Savings, Retirement and Employee Stock Ownership Plan;

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Registration Statement (Form S-3 No. 333-174842) relating to the registration of debt securities, preferred stock, common stock, warrants, depository shares, purchase contracts, and units, and the related Prospectus and Prospectus Supplements,

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Registration Statement (Form S-3 No. 333-184372) relating to the registration of debt securities, preferred stock, common stock, warrants, depository shares, purchase contracts, and units, and the related Prospectus and Prospectus Supplements, and

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Registration Statement (Form S-3 No. 333-207909) relating to the registration of debt securities, preferred stock, common stock, warrants, depository shares, purchase contracts, and units, and the related Prospects and Prospectus Supplements.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Chicago, Illinois